UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2016

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-152002 (Commission File Number)	26-1574051 (I.R.S. Employer Identification No.)

999 Maisonneuve Blvd. West, Suite 750

Montreal, Quebec H3A 3L4

(Address of principal executive offices with Zip Code)

888-351-7004

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)       Not Applicable.

(b)       Not Applicable.

(c)       On March 18, 2016, the Board of Directors of ROI Land Investments, Ltd. (“ROI”), appointed Dr. Slim Feriani to serve as ROI’s Executive Vice President- Finance and Investments and Chief Financial Officer and Mr. Martin Scholz to serve as ROI’s Executive Vice President. Dr. Feriani and Mr. Scholz are current officers of ROI, and no additional compensation was granted for serving in their new capacities.

Dr. Feriani, age 50, previously served as Chief Investment Officer of ROI since January of 2016. He currently also serves as non-executive Chairman of London based Gulf Central Agency Asset Management. Prior to joining ROI, he was Managing Partner and CEO of London based MENA Capital. He held the roles of Executive Chairman, CEO and Chief Investment Officer at London based Advance Emerging Capital (later renamed as Aberdeen Emerging Capital -- AEC) between 2005 and 2014, where he managed emerging markets funds and the pioneering frontier markets fund that he launched in 2007. During his tenure at AEC, Dr. Feriani analysed and invested in several traditional and alternative funds across all asset classes operating in over 50 countries. Prior to that he worked at Edinburgh based Martin Currie Investment Management from 2000 to 2004, where he was a Director and Senior Fund Manager as well as a member of the Global Products Group and Sector Manager for the global commodities sector. From 1997 to 1999, Dr. Feriani was Senior Analyst for the MENA region at Nomura International in London. Dr. Feriani received an MBA and a Ph.D. in Finance & Investments at The George Washington University in Washington D.C., where he taught Finance and International Finance for 7 years and currently serves on the advisory board of its business school. He is fluent in English, French and Arabic.

Mr. Scholz, age 38, previously served as Chief Sales Officer of ROI since October 2015. Prior to joining ROI, Mr. Scholz was a qualified financial consultant at Deutsche Bank for 20 years and a regional director for the independent sales force. While at Deutsche Bank, Mr. Scholz managed a team of financial advisors and he was responsible for providing a range of financial and real estate planning services to individuals and families. Mr. Scholz was also responsible for the acquisition of new private and business clients, organizational planning, strategic management and advising entrepreneurs on how to successfully develop their business. He is fluent in English and German.

(d)       On March 18, 2016, the Board of Directors of ROI increased the number of its members from 3 to 5 and appointed Dr. Slim Feriani and Martin Scholz to fill the vacancies created by such increase. The biographies of both new Directors are found in clause (c) above. The Board of Directors has no committees. No additional compensation is being received by the new directors.

(e)       Not Applicable

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2016	ROI LAND INVESTMENTS LTD.

	By:	/s/ Sami Chaouch
Sami Chaouch
Executive Chairman

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